                                                                   Exhibit 10.16
                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of September 1, 1997, between HEALTHCARE FINANCIAL PARTNERS, INC., a Delaware corporation (the "Corporation"), and STEVEN
M. CURWIN (the "Executive").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     The Executive is the Senior Vice President and General Counsel for the Corporation and possesses an intimate knowledge of the business and affairs of the Corporation. The Corporation recognizes the Executive's contribution to the growth and success of the Corporation and desires to assure to the Corporation the continued benefits of the Executive's expertise and knowledge on the terms herein provided. The Executive, in turn, desires to continue in full-time employment with the Corporation on the terms provided herein.

     Accordingly, in consideration of the mutual covenants and representations contained herein, the parties agree as follows:

     1.   Full-Time Employment of Executive.
          ---------------------------------

          1.1  Duties and Status.
               -----------------

          (a) The Corporation hereby engages the Executive as a full-time General Counsel and an executive employee for the period specified in Paragraph 4 (the "Employment Period"), and the Executive accepts such employment, on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall, subject at all times to the direction and review of the Executive Committee of the Board of Directors of the Corporation (hereinafter the "Board"), be entitled to exercise such authority and perform such legal and Executive duties as are commensurate with the authority being exercised and duties being performed by the Executive for the Corporation and its subsidiaries and affiliates immediately prior to the effective date of this Agreement. The Corporation shall in no event diminish Executive's legal and executive duties and responsibilities at any time after the date of this Agreement and throughout the Employment Period.

          (b) During the Employment Period, the Executive shall (i) devote his full time and efforts to the business of the Corporation and its affiliates and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation or any other activity which, in the reasonable judgment of the Board, competes, conflicts or interferes with the performance of his duties hereunder in any way, and (ii) accept and perform any and all other duties assigned to him by the Board, provided that the performance of such duties shall not be inconsistent with, or in any way diminish, the scope and significance to the Corporation of the duties provided for in subparagraph (a) of this Paragraph 1.1.

          (c) The primary location from which the Executive shall be required to perform the services and duties provided for in subparagraph (a) of this Paragraph 1.1 shall be at the Company's main office in Chevy Chase, Maryland or such other location in the greater Washington metropolitan area as the Board may designate.

          1.2  Compensation and General Benefits.  As compensation for his
               ---------------------------------
services under this Agreement, the Executive shall be compensated as follows:

          (a) Commencing September 1, 1997, the Corporation shall pay the Executive an annual salary of $170,000. Commencing January 1, 1998, and on January 1 of each year thereafter, the Corporation shall pay the Executive an annual salary which is not less than the greater of (i) $170,000 or (ii) any subsequently established higher annual base salary, in either case increased annually by not less than 50% of the annual increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W), Washington, D.C. All Items (1967 -100) published by the Bureau of Labor Statistics, U.S. Department of Labor or any comparable successor index. Such salary shall be payable in periodic equal installments which are no less frequent than the periodic installments relating to employees of the Company generally.

          (b) The Executive shall be eligible to participate in such profit-sharing, stock option, bonus, incentive and performance award programs as are in effect and are available to officers of comparable rank; provided, however, that nothing in this Agreement shall preclude the Board from (i) providing special benefits or making awards to other employees for meritorious service by them, which benefits or awards are in excess of those granted to the Executive, and
(ii) discontinuing any such plan or program at any time that the Board determines that such discontinuance is in the best interests of the Corporation.

          (c) The Executive shall be entitled to receive and obtain the benefit of employee benefits, including without limitation, pension and supplemental retirement plans and programs, disability insurance, group and other life insurance programs, sickness, accident and health insurance programs, and perquisites provided by the Corporation to executives with comparable authority or duties (and in any event not less than those provided to executives with junior authority or duties), provided, however, that nothing in this Agreement shall preclude the Board from discontinuing any such plan or program at any time that the Board determines that such discontinuance is in the best interests of the Corporation.

          (d) Executive shall be entitled to receive three (3) weeks paid vacation during each year, subject to increase in accordance with the Corporation's written policies or subsequent arrangements entered into with Executive.

     2.   Competition, Confidential Information.
          -------------------------------------

          2.1  Employee's Access to Confidential and Proprietary Information.
               -------------------------------------------------------------

          (a) The Executive and the Corporation recognize that due to the nature of his prior association with the Corporation and its affiliates and of his engagements hereunder, and the relationship of the Executive to the Corporation and its affiliates both in the past as an executive and in the future hereunder, the Executive has had access to and has acquired, will have access to and will acquire, and has assisted in and may assist in developing, confidential and proprietary information relating to the business and operations of the Corporation and its affiliates, including, without limiting the generality of the foregoing, information with respect to present and proposed projects, transactions completed and under negotiation, financing and sales and marketing methods. The Executive acknowledges that such information has been and will continue to be of vital importance to the business of the Corporation and its affiliates and that disclosure of it to or its use by others could cause substantial loss to the Corporation. The Executive and the Corporation also recognize that an important part of the Executive's duties will be to develop good will for the Corporation and its affiliates through his personal contact with customers, agents and others having business relationships with the Corporation and its affiliates, and that there is a danger that this good will, a proprietary asset of the Corporation and its affiliates, may follow the Executive if and when his relationship with the Corporation is terminated. The Executive accordingly agrees as follows:

          2.2  Non-Competition and Non-Solicitation.
               ------------------------------------

          (a) For purposes of this Agreement, the "Non-Competition Period" shall included (i) the Employment Period (as defined in Paragraph 4.1 of this Agreement) and (ii) the twelve (12) months immediately following the termination of Executive's employment with the Corporation pursuant to Paragraph 4.2(a) or
(b) of this Agreement. The term "Territory" shall include all states of the United States, the District of Columbia, and all United States territories and possessions.

          (b) For purposes of this Agreement, the term "compete" shall mean to devote more than fifty percent (50%) of Executive's efforts to the legal representation of, or other participation in, any business enterprise that provides financing to "small- to medium-size health care companies." The term small- to medium-size health care companies" means a health care company with annual revenues up to and including $250 million, and the term "business of the HCFP Companies" means engaging in any and all financing, management, consulting, or advisory activities directed to the small-to-medium size health care company market.

          (c) For purposes of this Agreement, the term "HCFP Companies" shall mean and include the Corporation, HCFP Funding, Inc., a Delaware corporation, and any other corporations, partnerships, limited liability companies, firms, associations or other entities in which the Corporation has (directly or indirectly) a more than fifty percent (50%) equity ownership interest.

          (d) During the Non-Competition Period, Executive will not, directly or indirectly, either individually or as owner, partner, agent, joint venturer, independent contractor, shareholder, security holder, employee, consultant or otherwise, except for the account of and on behalf of HCFP Companies or their affiliates, compete with the HCFP Companies or any of their affiliates in any manner whatsoever within the Territory. This prohibition, however, shall apply only if Executive's employment is terminated pursuant to Paragraphs (a) or (b) of Paragraph 4.2 of this Agreement. During the Employment Period, Executive shall report and make available to the HCFP companies in a prompt and timely manner all business opportunities which are within the scope of the business of the HCFP Companies or their affiliates and which becomes available to Employee or of which he has knowledge.

          (e) During the Non-Competition Period, Executive will not directly, or indirectly, either individually or as owner, partner, agent, joint venturer, independent contractor, shareholder, security holder, employee, consultant or otherwise (except during the Employment Period for the account and on behalf of the HCFP Companies or their affiliates), solicit, attempt to solicit or otherwise engage the services of, or become associated in any business that may compete with the HCFP Companies or their subsidiaries or affiliates, with any person who was an employee, officer or director of the HCFP Companies or any of their affiliates during the 12 months preceding the date Executive's employment with the Corporation was terminated.

          (f) Anything in this Agreement to the contrary notwithstanding, nothing in this Paragraph 2.2 shall be construed to prevent Executive from owning , as an investment, not more than 1% of a class of equity securities issued by any company that competes with the HCFP Companies or their affiliates and that is publicly traded and has a class of securities registered under Paragraph 12 of the Securities Exchange Act of 1934.

          2.3  Trade Secrets. Employee will keep confidential any trade secrets
               -------------
or confidential or proprietary information of the HCFP Companies and their affiliates which are known to him or which hereafter may become known to him as a result of his employment or association with the Corporation and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the HCFP Companies and their affiliates during and at all times after the expiration of the Employment Period. For purposes of this Agreement, "trade secrets or confidential proprietary information" means information unique to the HCFP Companies or any available from sources outside the HCFP Companies or any of their affiliates or typical of industry practice.

     3.   The Corporation's Remedies for Breach.  It is recognized that damages
          -------------------------------------
in the event of a breach of Paragraph 2 by Employee would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Corporation, in addition to and without limiting any other remedy or right if may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and Employee hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Corporation may have.

     4.   Employment Period.
          -----------------

          4.1  Duration and Extension.
               ----------------------

          (a) The Employment Period shall commence on the date of this Agreement and shall continue until the earlier of (i) the close of business on the day immediately preceding the fifth annual anniversary of the date of this Agreement, subject to extension pursuant to Paragraph 4.1(b), (ii) the Executive's normal retirement date under the Corporation's retirement plan as in effect on the date of this Agreement ("Normal Retirement Date"),or (iii) the death or Total Disability of the Executive.

          (b) On the first annual anniversary of the date of this Agreement, and on each annual anniversary date thereafter, the Employment Period shall be automatically extended for an additional one year period (but not beyond the Normal Retirement Date, death or Total Disability of the Executive), unless the Corporation or the Executive notifies the other in writing prior to such anniversary date of its or his intention not to so extend the Employment Period.

          4.2  Termination of Employment.
               -------------------------

          (a) The Executive may terminate his employment under this Agreement upon 90 days prior written notice to the Corporation. During such period, upon the request of the Corporation the Executive will perform his regular duties, and in addition will perform such consulting services as may be requested by the Corporation to assist in the orderly transition of his duties to another person or persons and/or to assist in the training of his replacement.

          (b) The Corporation may terminate the employment of the Executive for cause (as defined in Paragraph 4.4(a)) and, upon such termination, the Corporation will have no further obligation to the Employee. The Corporation shall not be entitled to terminate the employment of the Executive without cause. In the event, however that the Corporation or any successor upon a Sale of the Corporation (as defined in Paragraph 4.4(c)) terminates Executive's employment without cause (as defined in Paragraph 4.4(a)), Executive shall be paid a lump sum payment in cash, immediately upon the termination without cause, equal to the aggregate compensation and benefits as calculated pursuant to Paragraph 1.2 at the annual salary rate in effect at the time of termination, with such lump sum payment to be equal to the aggregate compensation that would otherwise be payable to Executive for the then remaining portion of the Employment Period (i.e. 4 1/2 years if terminated without cause on March 1, 1998), but in no event less than three (3) years' aggregate cash compensation. If the successor upon a Sale of the Corporation fails to make such lump sump payment upon a termination of Executive without cause, the Corporation shall be obligated to immediately make such payment.

          (c) The employment of the Executive will be automatically terminated by his death or Total Disability. In the event that the Executive dies while this Agreement is in effect, the Corporation will pay to the Executive's spouse (or if he is not married at the time of his death, to his estate) compensation under Paragraph 1.2 through the end of the month in which his employment terminated.

          (d) The Corporation shall have no right to terminate Executive's employment other than in strict accordance with the terms of this Paragraph 4.2.

          4.3  Return of Corporation Property.
               ------------------------------

          The Executive authorizes the Corporation to withhold any amounts due to him until all property of the Corporation or entrusted to the Executive by the Corporation at any time during his employment has been returned to the Corporation. The Executive authorizes the Corporation to deduct from any amounts otherwise due to him, an amount equal to any outstanding advances made by the Corporation to him or on his behalf, any obligations he incurred for which he is responsible, and any amounts otherwise owed by him to the Corporation.

          4.4  Definitions.   The following words shall have the specified
               -----------
meanings when used in the Paragraphs specified.

          (a) In this Agreement, the term "cause" means an action or failure to act by the Executive constituting (i) fraud, misappropriation or intentional material damage in the property or business of the Corporation, the commission of an act of deliberate and material dishonesty, a material breach of this Agreement, commission of a crime resulting in a fine of $10,000.00 or more and/or imprisonment of six months or more, or causing the Corporation to commit such a crime or (ii) continuance of willful and repeated failure by the Executive to perform his duties in compliance with this Agreement after written notice to the Executive by the Board of Directors specifying such failure and the failure to cure such deficient performance within 30 days after receipt of such written notice; provided that any such "cause" shall have been found by a majority vote of the entire Board of Directors of the Corporation (and not merely the Executive Committee) after at least 30 days' written notice to the Executive specifying the cause proposed to be claimed and after an opportunity for the Executive to be heard at a meeting of such Board of Directors.

          (b) In this Agreement, the term "Total Disability" means any incapacity, injury, illness or other physical or mental condition of the Executive which in the opinion of a majority of the members of the entire Board of Directors (and not merely the Executive Committee) results in the inability of the Executive, for a period of six months or more during any twelve month period, to perform substantially the duties performed or required to be performed hereunder prior to such disability.

          (c) "Sale of the Corporation" shall mean a transaction in which an Independent Third Party or a group of Independent Third Parties acquires (1) all or substantially all of the issued and outstanding capital stock of the Corporation, whether by merger, consolidation or sale or transfer of stock, or
(2) all or substantially all of the Corporation's assets.

          (d) "Independent Third Party" shall mean any person or entity who, immediately before the contemplated transaction, does not own in excess of 5% of the Corporation's common stock on a fully diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any 5% Owner, and who is not a family member of any 5% Owner.

          5.   Indemnification.     To the maximum extent permitted by law and
               ---------------
the Corporation's articles of incorporation and by-laws, the Corporation shall indemnify, save and hold the Executive harmless from and against any and all claims and expenses, including, but not limited to, attorneys', accountants' and experts' fees, arising out of or in connection with the Executive's duties under this Agreement.

          6.   Legal Costs.   If the Corporation (and/or its successors upon a
               -----------
Sale of the Corporation) shall fail to pay or provide for payment of any amounts required to be paid or provided for hereunder at any time, the Executive shall be entitled to consult with independent counsel, and the Corporation agrees to pay the reasonable fees and expenses of such counsel for the Executive in advising him in connection therewith or in bringing any proceedings, or in defending any proceedings, involving the Executive's rights under this Agreement, with such right to reimbursement to be immediate upon the presentment by the Executive of written billings for such reasonable fees and expenses. The Executive shall be entitled to interest at the average prime rate as set forth in the money rates column of the Wall Street Journal for any payments of such expenses, or any other payments under this Agreement, that are overdue.

          7.   Notices.  Any notices, requests, demands and other communications
               -------
provided for by this Agreement shall be sufficient if in writing and personally delivered or sent by registered or certified mail to the Executive at the last address he has filed in writing with the Corporation or, in the case of the Corporation, at its principal executive offices.

          8.   Binding Agreement.   This Agreement shall be effective as of the
               -----------------
date hereof and shall be binding upon and inure to the benefit of the Executive, his executors, administrators and personal representatives. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon any successor of the Corporation, provided, that this Agreement may not be assigned by the Corporation without the consent of the Executive, and in the case of a successor by transfer of all or substantially all of the assets of the Corporation, or any other successor in which the Corporation does not cease to exist by operation of the transaction in question as a matter of law, the Corporation shall not be relieved of its obligations hereunder.

          9.   Specific Performance.  In the event of any breach of any
               --------------------
provision of this Agreement, including without limitation, Paragraph 4 hereof, the non-breaching party shall be entitled to seek a decree of specific performance thereof against the breaching party. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

          10.  Entire Agreement.    This Agreement constitutes the entire
               ----------------
understanding of the Executive and the Corporation with respect to the subject matter hereof and supersedes any and all prior understandings written or oral. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties. This Agreement shall be governed by the laws of the State of Maryland and the invalidity or unenforceabilility of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ATTEST:                                 CORPORATION:

                                        HEALTHCARE FINANCIAL
                                         PARTNERS, INC.


Debra Van Alstyne                       By: Edward P. Nordberg, Jr.
---------------------------                 ---------------------------
Name: Debra Van Alstyne                 Name: Edward P. Nordberg, Jr.   (SEAL)
Title: Vice President                   Title: Executive Vice President (SEAL)


WITNESS:                                EXECUTIVE:



Kanchan V. Deshmukh                      Steven M. Curwin
---------------------------              ------------------------------
                                         Steven M. Curwin               (SEAL)